                           UNO RESTAURANT CORPORATION
                        OFFER TO PURCHASE FOR CASH UP TO
                      1,000,000 SHARES OF ITS COMMON STOCK
                      AT A PURCHASE PRICE NOT IN EXCESS OF
                      $7.00 NOR LESS THAN $5.75 PER SHARE

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated September 29, 1998, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Uno Restaurant Corporation, a Delaware corporation (the "Company"), to purchase for cash up to 1,000,000 Shares of its Common Stock, $0.01 par value per share (the "Common Stock" or the "Shares") at a price (in multiples of $0.125), not in excess of $7.00 nor less than $5.75 per Share, and on the terms and subject to the conditions of the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not in excess of $7.00 nor less than $5.75 per Share) that it will pay for the Shares properly tendered pursuant to the Offer (the "Purchase Price") taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to buy 1,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price) pursuant to the Offer. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or conditional tenders. See Section 1 of the Offer to Purchase.

     We are the owner of record of Shares held for your account. As such, a tender of such Shares can be made only by us as the holders of record, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. You may tender Shares at prices (in multiples of $0.125) not in excess of $7.00 nor less than $5.75 per Share, as indicated in the attached instruction form.

          2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain conditions. See
     Section 5 of the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on October 30, 1998, unless the Company extends the Offer.

          4. The Offer is for up to 1,000,000 Shares, constituting approximately 9.4% of the Shares outstanding as of September 28, 1998.

          5. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          6. If you are the beneficial owner of Shares that you do not want to be subject to proration, if any, if purchased pursuant to the Offer, you may direct us to tender such Shares on your behalf subject to the condition that at least a designated minimum or none of such Shares be purchased, by completing the box captioned "Conditional Tenders." It is the beneficial owner's responsibility to determine the minimum number of Shares to be tendered. BENEFICIAL OWNERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECTS OF PRORATION OF THE OFFER AND THE ADVISABILITY OF DIRECTING US TO MAKE A CONDITIONAL OFFER.

          7. Please instruct us clearly if you wish to tender some Shares at one price and other Shares at another price. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 30, 1998, UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if by the Expiration Date a greater number of Shares are properly tendered at or below the Purchase Price than the Company will accept for purchase, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

          (a) first, all Shares properly and unconditionally tendered at or below the Purchase Price by the Expiration Date on a pro rata basis (with adjustments to avoid purchases of fractional Shares); and

          (b) second, after purchase of all of the above Shares, Shares conditionally tendered at or below the Purchase Price by the Expiration Date selected by lot as is more fully described in the Offer to Purchase.

     THE COMPANY IS NOT MAKING THE OFFER TO, NOR WILL THE COMPANY ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF SHARES IN ANY JURISDICTION IN WHICH THE OFFER OR ITS ACCEPTANCE WOULD VIOLATE THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON THE COMPANY'S BEHALF BY A REGISTERED BROKER OR DEALER LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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

--------------------------------------------------------------------------------

                          PRICE (IN DOLLARS) PER SHARE

                       AT WHICH SHARES ARE BEING TENDERED

--------------------------------------------------------------------------------

                        CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
IF
                        NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

--------------------------------------------------------------------------------

                        SHARES TENDERED AT PURCHASE PRICE DETERMINED BY DUTCH AUCTION

                  [ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering,
                       subject to the possibility
                     of pro ration. Accordingly, by checking this box INSTEAD OF
                       ONE OF
                     THE PRICE BOXES BELOW, the undersigned hereby tenders
                       Shares at,
                     and is willing to accept, the Purchase Price resulting from the Dutch Auction
                     tender process. This action could result in receiving a
                       price per Share
                     as low as $5.75 or as high as $7.00.

                    **CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW**

                    SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

[ ] $5.75                  [ ] $6.125                 [ ] $6.50                  [ ] $6.875
[ ] $5.875                 [ ] $6.25                  [ ] $6.625                 [ ] $7.00
[ ] $6.00                  [ ] $6.375                 [ ] $6.75

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[ ]  CONDITIONAL TENDER

Unless this box has been completed and a minimum specified, the tender will be deemed unconditional (See Sections 1 and 2 of the Offer to Purchase).

Minimum number of Shares that must be purchased, if any are purchased:
------------------ Shares

                                 SIGNATURE BOX

Signature(s):
--------------------------------------------------------------------------------

Dated:
--------------------------------------------------------------------------------

Name(s) and Address(es) (Please Print):
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

Area Code and Telephone No.:
--------------------------------------------------------------------------------

Taxpayer Identification or Social Security No.:
                ----------------------------------------------------------------

                            (Instructions on Page 4)

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

                                  Instructions

                   With Respect to Offer to Purchase for Cash
                     Up to 1,000,000 Shares of Common Stock
                                       of
                           UNO RESTAURANT CORPORATION
                      At a Purchase Price Not In Excess Of
                      $7.00 Nor Less Than $5.75 Per Share

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 29, 1998, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Uno Restaurant Corporation, a Delaware corporation (the "Company"), to purchase for cash up to 1,000,000 Shares of its Common Stock, $0.01 par value per share (the "Common Stock" or the "Shares") at a price (in multiples of $0.125), not in excess of $7.00 nor less than $5.75 per Share, on the terms and subject to the conditions of the Offer.

     The Company will determine a single per Share price (not in excess of $7.00 nor less than $5.75 per Share) that it will pay for the Shares properly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to buy 1,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price) pursuant to the Offer.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares for the account of the undersigned, at the price per Share indicated above, and subject to the condition, if any, indicated in the box marked "Conditional Tender," above, upon the terms of the Offer. The Company will return Shares tendered at prices greater than the Purchase Price, Shares not purchased because of proration and Shares not purchased because they were conditionally tendered.

     Aggregate number of Shares to be tendered by you for us:***
     --------------------

---------------

*** Unless otherwise indicated, it will be assumed that all of the Shares held for the account of the undersigned are to be tendered.

                                        4